EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-33362
(To Prospectus dated July 7, 2003)






                          [HOLDRS SEMICONDUCTOR LOGO]


                        1,000,000,000 Depositary Receipts
                         Semiconductor HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Semiconductor HOLDRS (SM) Trust.

     The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                       Share         Primary
                        Name of Company       Ticker   Amounts    Trading Market
     Advanced Micro Devices. Inc.              AMD        4            NYSE
     Altera Corporation                        ALTR       6           NASDAQ
     Amkor Technology, Inc.                    AMKR       2           NASDAQ
     Analog Devices, Inc.                      ADI        6            NYSE
     Applied Materials, Inc.                   AMAT      26           NASDAQ
     Atmel Corporation                         ATML       8           NASDAQ
     Broadcom Corporation                      BRCM       2           NASDAQ
     Intel Corporation                         INTC      30           NASDAQ
     KLA-Tencor Corporation                    KLAC       3           NASDAQ
     Linear Technology Corporation             LLTC       5           NASDAQ
     LSI Logic Corporation                     LSI        5            NYSE
     Maxim Integrated Products, Inc.           MXIM       5           NASDAQ
     Micron Technology, Inc.                    MU        9            NYSE
     National Semiconductor Corporation        NSM        3            NYSE
     Novellus Systems, Inc.                    NVLS       2           NASDAQ
     SanDisk Corporation                       SNDK       1           NASDAQ
     Teradyne, Inc.                            TER        3            NYSE
     Texas Instruments, Inc.                   TXN       22            NYSE
     Vitesse Semiconductor Corporation         VTSS       3           NASDAQ
     Xilinx, Inc.                              XLNX       5           NASDAQ


     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2003.